FUND USE ONLY

                                                              Account Number


                                    PRINCOR IRA APPLICATION



A. Account
   Registration    ______________________________________________________
   Please print    First Name        Middle Initial               Last

                   ------------------------------------------------------
                   Street address

                   ------------------------------------------------------
                   City         State               Zip
                   Home phone #
                   (------)----------------------------

                   Daytime/business phone #
                   (------)----------------------------

                   Date of birth ________________________
                                  Mo.           Day    Yr.

                   Social Security # ____________________

                   Are you subject to backup withholding?
                   __ Yes         __ No

                   Are you a U.S. Citizen?   __ Yes   __ No
                   If you are a resident alien, attach IRS Form 1078. If you are a nonresident alien, specify country of residence and attach IRS Form W-8
                   ------------------------------


B. Source of Rollover   Source of assets to be rolled over:
   Assets               ________________________________________________________
Note: This application   Name of plan                Principal Mutual Contract #
is used only for IRAs
established with rollovers
from retirement plans
administered by Principal    If you are over age 70 1/2, you must receive
Mutual Life Insurance        distributions from this plan under IRS regulations.
Company. For all other       The Required Minimum Distribution (RMD) for this
IRAs, use Form MM-394.       year may not be included in the rollover.

                             __ Please indicate if you have begun to receive distributions from the previous plan.

C. Investment Direction
I elect to invest the assets rolled over from my employer's retirement plan as follows:

               FUND (code)                               ROLLOVER INVESTMENT
 __   Principal Balanced (305)                       $           or           %
 __   Principal Blue Chip (310)                      $           or           %
 __   Principal Bond (315)                           $           or           %
 __   Principal Capital Value (320)                  $           or           %
 __   Principal Cash Management (325)                $           or           %
 __   Principal Government Securities Income (335)   $           or           %
 __   Principal Growth (340)                         $           or           %
 __   Principal High Yield (345)                     $           or           %
 __   Principal International (355)                  $           or           %
 __   Principal International Emerging Markets (343) $           or           %
 __   Principal International SmallCap (344)         $           or           %
 __   Principal Limited Term Bond (347)              $           or           %
 __   Principal MidCap (330)                         $           or           %
 __   Principal Real Estate (348)                    $           or           %
 __   Principal SmallCap (349)                       $           or           %
 __   Principal Utilities (350)                      $           or           %
 __   Conservative Growth PATH Model                 $           or           %
 __   Moderate Growth PATH Model                     $           or           %
 __   Dynamic Growth PATH Model                      $           or           %
                                                TOTAL                 100%

If a PATH Model is selected ($10,000 minimum required), shares of the Principal mutual funds will be purchased in proportions established by the current model.

         Indicate your rebalancing
         choice here:
         __ Quarterly
         __ Semiannually
         __ Annually
         __ By Request Only


D. Decline Telephone
   Transaction Services

 __ Please check if you DO NOT wish to authorize telephone transaction services.
    (Telephone transaction services automatically apply if box is not checked.)
    Note: All distribution requests from IRA accounts must be in writing on forms provided by Princor.

E. Automatic Exchange Election
   See Prospectus for details.
   Not available for PATH
   investors.

Please complete to make the Automatic Exchange Election and authorize automatic exchanges as indicated below:


     Fund From Which   Exchange  (M)onthly or                    Dollar
     Exchange is Made    Date    (Q)uarterly  Receiving Fund     Amount
   1.                                                           $
   2.                                                           $
   3.                                                           $
__ Check here if exchange is from Class A shares of the Cash Management Fund to Class R shares of another fund.

F.  Investor
    Information
    This Section Must
    Be Completed

Primary Investment Objective:   ____Appreciation with Emphasis on Safety
                                ____Appreciation with Acceptance of Risk
                                ____Speculation
                                ____Income with Emphasis on Safety
                                ____Income with Acceptance of Risk

Estimated Income (in thousands for current tax year)
__ Under $25     __ $25-$50      __ $51-$100      __ Over $100
Approximate Net Worth (in thousands)
__ Under $25     __ $25-$50      __ $51-$100      __ $101-$250    __  Over $250
Tax Bracket  _________% Occupation:_____________________________________________
Other Investments (amount) $_______________invested in__________________________
Are you an associated person of an NASD member firm?  __ No   __ Yes
--------------------------------------------------------------------------------
Name and address of member firm

G.    Beneficiary Instructions
      If not completed, we will
      assume the estate of the
      investor to be the beneficiary
      which may result in adverse
      tax consequences at death. If
      you have additional
      beneficiaries, please attach a
      separate list.


Primary Beneficiaries

At your death, the assets in this Princor IRA will be distributed to the primary beneficiary(ies) named below. If two or more primary beneficiaries are named, they will receive equal amounts unless you specify otherwise. If one of the named primary beneficiaries dies before you, that person's share will be distributed proportionately among the surviving primary beneficiaries, unless you select one of the following options:

__ If a primary beneficiary dies before you, that person's share will be distributed to their surviving lineal descendants in equal shares; OR
__ If a primary beneficiary dies before you, that person's share will be distributed to your estate.
     Name                          Relationship    Social Security #     %
=================================  =============   =================  =========
---------------------------------  -------------   -----------------  ---------
Secondary Beneficiaries

If no primary beneficiary survives you, the secondary beneficiary(ies) will receive the assets in your account in equal shares unless you specify otherwise.
     Name                          Relationship    Social Security #     %
=================================  =============   =================  =========
---------------------------------  -------------   -----------------  ---------
Are you married?   __ Yes   __ No

H.  Signature

I hereby establish a Princor IRA account and appoint Principal Mutual Life Insurance Company as custodian. I direct that contributions be invested as authorized in Section C, and designate the individual(s) in Section G as my beneficiary(ies). I have received and read the prospectus, Custodial Agreement, IRA Disclosure Statement and this application and agree to all their terms and conditions. I acknowledge that I am responsible for determining the deductibility of any contributions that may be made in the future to my account. I certify that I have satisfied all rules applicable to this rollover distribution, and I irrevocably elect to treat this Qualified Plan distribution as nontaxable and ineligible for any special tax treatment that may otherwise be available. I consent to an annual maintenance fee as provided in the Custodial Agreement. I understand the investment objective(s) of the Principal Fund(s)for which I am applying and believe such to be compatible with my investment objective(s). I understand that telephone transaction services apply unless I have specifically declined them on this application, that I bear the risk of loss resulting from any fraudulent telephone transaction request which the Fund reasonably believes to be genuine and the Fund has adopted procedures designed to reduce the risk of fraudulent transactions, which are described in the prospectus. I certify under penalty of perjury that the Social Security number shown in Section A is correct. (The IRS does not require your consent to any provision of this application other than the certification in the preceding sentence.)


--------------------------------------------------------------------------------
        Participant's Signature                                             Date

I. To Be Completed
   by Selling Firm

Dealer's Name __________________________________________________________________

By _____________________________________________________________________________
                         Authorized Signature of Dealer

Home Office Address ____________________________________________________________

City, State, Zip _______________________________________________________________

================================================================================

Address of Office Servicing Account:



City  __________________________________________________________________________

State, Zip _____________________________________________________________________

Telephone  _____________________________________________________________________

================================================================================

         Make checks payable to "Principal Mutual Life Insurance Company as custodian FBO (participant's name) IRA."

                          Mail this completed form to:
         Princor Financial Services Corporation, Attention: Princor IRA
                     P.O. Box 10423, Des Moines, Iowa 50306